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                                                                     Exhibit 3.5

                            CERTIFICATE OF FORMATION

                                       OF

                           TEMPUR WORLD HOLDINGS, LLC

         This Certificate of Formation of Tempur World Holdings, LLC (the "LLC"), dated as of December 29, 2003, is being duly executed and filed by Robert B. Trussell, Jr., as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. (S)(S) 18-101, et seq.).

         FIRST: The name of the limited liability company is:

                           Tempur World Holdings, LLC

         SECOND: The address of its registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle, DE 19801. The name of its registered agent at such address is The Corporation Trust Company.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Tempur World Holdings, LLC this 29th day of December, 2003.




                                            By: /s/ Robert B. Trussell, Jr.
                                                --------------------------------
                                            Name:  Robert B. Trussell, Jr.
                                            Title: Authorized Person

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                                State of Delaware

                            CERTIFICATE OF CONVERSION
                  FROM CORPORATION TO LIMITED LIABILITY COMPANY
                           TEMPUR WORLD HOLDINGS, INC.

         TEMPUR WORLD HOLDINGS, INC., a Delaware corporation, hereby certifies as follows:

         1. The name of the converting corporation is Tempur World Holdings, Inc. (the "Corporation"), which was originally incorporated on July 25, 2001 under the name Tempur World Holdings, Inc.

         2. The name of the Corporation immediately prior to the filing of this Certificate of Conversion is Tempur World Holdings, Inc.

         3. The name of the limited liability company into which the Corporation shall be converted is Tempur World Holdings, LLC, as set forth in the Certificate of Formation of Tempur World Holdings, LLC, which is being filed concurrently herewith in accordance with the Delaware Limited Liability Company Act, as amended.

         4. The conversion of the Corporation to Tempur World Holdings, LLC (the "Conversion") has been approved by the Board of Directors and the Stockholders of the Corporation in accordance with the provisions of Section 266 of the Delaware General Corporation Law.

         5. The Conversion shall be effective upon filing with the Delaware Secretary of State.

         IN WITNESS WHEREOF, the undersigned authorized officer of the Corporation has executed this Certificate of Conversion as of this 29th day of December, 2003.

                                        TEMPUR WORLD HOLDINGS, INC.




                                        By: /s/ William H. Poche
                                            ------------------------------------
                                        Name:  William H. Poche
                                        Title: Assistant Treasurer